Exhibit 99.1

Logiq Completes Acquisition of Fixel AI, Leader in AI-Powered Digital Marketing Technology

New York, NY – November 5, 2020 – Logiq, Inc. (OTCQX: LGIQ), a global provider of award-winning eCommerce and Fintech solutions, has completed its previously announced plan to acquire Fixel AI, an award-winning innovator of AI-powered digital marketing technology.

The acquisition of Fixel furthers Logiq’s goal of adding simplified marketing and critical privacy features to its AI-powered consumer intent engine designed for brands and premium publishers.

“Fixel empowers marketing teams to optimize their campaigns in a customized way unlike any other marketing segmentation and retargeting solution on the market today,” stated Logiq CEO, Tom Furukawa. “This unique technology greatly complements and enhances our Logiq AI-powered consumer intent engine, which captures and directs consumers from multiple sources who are in the market to purchase a particular product or service. We have begun to introduce Fixel to our customer base of enterprises and major brands, and are already seeing a strong positive response.”

The addition of Fixel helps Logiq customers address the changing landscape of online marketing. Many marketers still use vendors who rely on third-party cookies to understand shopping behavior on and off their site. However, new internet privacy rules, like those being promulgated by California’s Consumer Privacy Act (CCPA), are making this practice increasingly risky and less viable.

Major web browsers have also begun to limit third-party data collection. Safari and Firefox now block third-party tracking cookies by default. Google says its Chrome browser and search engine will end support of this type of user tracking by 2022. Industry watchers are heralding the phase-out as the “death of the third-party cookie.”

“The marketing and advertising industry is headed for a perfect storm created by these new privacy restrictions and a post COVID-19 world,” noted Fixel co-founder and CEO, Etgar Shpivak, who will head up Logiq’s new Fixel unit. “As Google and Apple increasingly restrict access to users, and with the pandemic driving more online website traffic but from visitors without any true buying intent, companies are being forced to find better ways to maximize their return on ad spend.”

This confluence of events is creating a need for a simple and automated marketing solution that allows marketers to regain their advantage in a new privacy-based world. According to Shpivak: “Teaming with Logiq has made our combined solution exponentially more powerful for the benefit of both current and prospective customers, and especially how it effectively addresses the challenges around privacy.”

Fixel works strictly with first-party data and helps marketers comply with privacy regulations like CCPA by harnessing the power of AI. Using advanced proprietary methods, Fixel automatically processes and analyzes user interactions in real-time on an eCommerce or brand website. Its automatic scoring system helps marketing teams identify audiences with high purchase intent even when this is not readily revealed by their on-site activity, like simply adding an item to a cart.

By identifying the most engaged visitors with the highest purchase intent, Fixel helps to avoid budget wasted on low-quality traffic that has little probability of buying. Marketers can build effective retargeting campaigns focused on the visitors with the highest intent for making a purchase, create personalized and more engaging messaging, and buy media more effectively.

Cheryl DeGrasse, vice president of acquisition and retention at Purple, the creator of the renowned Purple® Mattress, also recognizes how marketers must adapt to the changing rules of online marketing: "We chose to work with Fixel because they provide the ideal first-party data solution we needed. They are helping us adhere to the new privacy regulations and lessen our worry about the demise of third-party cookies. As a growing D2C brand, we appreciate how Fixel helps us compete for audiences against brands with larger budgets. This allows us to focus on shoppers with higher intent to purchase across all of our media partners."

Ehud Basis, who heads up growth marketing at Outbrain, the official content recommendation network for publishers like CNN and NY Post, has also experienced the power of Fixel first-hand: “Fixel enables us to pinpoint our targeting and focus our marketing spend on the most engaged users across our Outbrain network, as well as with our presence on Facebook, Google and other sites. It’s amazing how it automatically identifies people with the highest probability of making a purchase. We can then focus on them specifically, saving considerable resources and time.”

The power and unique capabilities of Fixel’s digital marketing technology has also been recognized by Techstars and Plug and Play, two of the leading startup programs in the U.S.

Logiq’s acquisition of Fixel could not be timelier. The global market for platforms like Logiq is expected to rise dramatically over the next few years. According to a PwC study, 72% of marketers consider AI a “business advantage.” This increasingly common viewpoint is likely to be one of the greatest drivers of the growth in the market for global marketing automation software, which is expected to exceed $14.1 billion by 2024, growing at a compounded annualized growth rate of 19.2%.

For more about Fixel, visit fixel.ai.

About Logiq

Logiq, Inc. (OTCQX: LGIQ) is a U.S.-based leading global provider of eCommerce, mCommerce, and fintech business enablement solutions. Its DataLogiq subsidiary provides a data-driven, end-to-end eCommerce marketing solution for enterprises and major U.S. brands, including Home Advisor, QuinStreet and Sunrun. Its AI-powered LogiqX™ data engine delivers valuable consumer insights that enhance the ROI of online marketing spend. The company’s Fixel™ technology offers simplified online marketing with critical privacy features.

Logiq’s AppLogiq™ platform-as-a-service enables small- and medium-sized businesses worldwide to easily create and deploy a native mobile app for their business without technical knowledge or background. AppLogiq empowers businesses to reach more customers, increase sales, manage logistics, and promote their products and services in an easy, affordable, and highly efficient way. AppLogiq is offered in 14 languages across 10 countries and three continents, including some of the fastest-growing emerging markets in Southeast Asia. The company’s PayLogiq™ offers mobile payments, and GoLogiq™ offers hyper-local food delivery services.

For more information about Logiq, go to Logiq.com.

Forward-Looking Disclaimer

This press release may contain certain forward-looking statements and information, as defined within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the Safe Harbor created by those sections. Logiq cautions you that statements in this press release that are not a description of historical facts are forward-looking statements. These statements are based on Logiq 's current beliefs and expectations. The inclusion of forward-looking statements should not be regarded as a representation by Logiq or its affiliates that any of its plans or expectations will be achieved. Actual results may differ from those set forth in this press release due to the risk and uncertainties inherent in Logiq’s business, including, without limitation: the fitness of Logiq’s products and services for a particular application or market, the successful integration of Fixel AI, the expectations of future events, business trends, financial results, and/or business transactions that may not be consummated or realized, as well as other risks described in Logiq’s prior press releases and in its filings with the Securities and Exchange Commission (“SEC”), including under the heading "Risk Factors" in Logiq’s Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Logiq undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.

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